SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 2 TO FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 30, 2007

SOMERSET INTERNATIONAL GROUP, INC.
(Exact name of registrant as specified in charter)

DELAWARE	0-10854	13-27956-75
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 WASHINGTON VALLEY ROAD, BEDMINSTER, NEW JERSEY 07921
(Address Of Principal Executive Offices)

(908) 719-8909
(Issuer Telephone Number)

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 1.01  Entry Into a Material Definitive Agreement

On June 30, 2007, we entered into a Stock Purchase Agreement (“Agreement”) in which Secure System, Inc., a New Jersey Corporation (hereinafter “Secure” or the “Buyer”), our wholly owned subsidiary, purchased all the shares of Meadowlands Fire, Safety, and Electrical Supply Co., Inc., a New Jersey corporation, and Vanwell Electronics, Inc., a New Jersey corporation (collectively “Meadowlands” or the “Company”) from Keith Kesheneff and Kathryn Kesheneff, being all of the shareholders of Meadowlands.  Pursuant to the Agreement, Secure acquired Meadowlands whereby Meadowlands became a wholly owned subsidiary of Secure.  The closing of the transactions contemplated by the Agreement was subject to customary closing conditions, including the delivery of financial statements by Meadowlands.

Item 2.01 Completion of Acquisition or Disposition of Assets

On June 30, 2007, we entered into a Stock Purchase Agreement (“Agreement”) in which Secure System, Inc., a New Jersey Corporation (hereinafter “Secure” or the “Buyer”), our wholly owned subsidiary, purchased all the shares of Meadowlands Fire, Safety, and Electrical Supply Co., Inc., a New Jersey corporation, and Vanwell Electronics, Inc., a New Jersey corporation (collectively “Meadowlands” or the “Company”) from Keith Kesheneff and Kathryn Kesheneff, being all of the shareholders of Meadowlands.  Pursuant to the Agreement, Secure acquired Meadowlands whereby Meadowlands became a wholly owned subsidiary of Secure.  The closing of the transactions contemplated by the Agreement was subject to customary closing conditions, including the delivery of financial statements by Meadowlands.

In consideration for the acquisition of Meadowlands, Secure paid approximately $1.6 million, consisting of $1.25 million of cash, a zero coupon seller note for $250,000 payable over a 12 month period, and 666,666 shares of common stock.   The Company used the proceeds from the June 15, 2007 convertible debenture with Dutchess Private Equities Fund, Ltd. for $2,700,000 which has a five-year term and bears annual interest at 12%.  On June 15, 2007, the proceeds of the Debenture were placed into escrow and were dispersed to us upon a successful closing of the Meadowlands acquisition.

With approximately $3 million of consolidated revenues in 2006,  and a purchase price requirement of over $700,000 of consolidated EBITDA, for the trailing twelve months, as well as consolidated net current assets (defined as current assets minus total liabilities) of over $700,000 thousand dollars, these acquisitions have met the requirements necessary to remove the mandatory redemption provisions of its Series A Convertible Preferred Stock.  As a result, $3.8 million of our convertible redeemable preferred stock will be reclassified from liabilities to stockholder’s equity as of June 30, 2007.

Pursuant to this Debenture, we are required to make mandatory interest only payments to the Investor in the amount of 1/12th of the Interest due on the outstanding balance of the Debenture each month for the first six months after closing on the acquisition.    Pursuant to this Debenture, we also are required to make mandatory principal payments to the Investor throughout the life of the Debenture.  For months 7 thru 12, we must pay $15,000 per month, for months 13 thru 18 we must pay $35,000 per month, for months 19 thru 24 we must pay $45,000, for month 25 thru month 35 we must pay $75,000 per month and on month 36 all amounts then current will be due payable.

Meadowlands Fire, Safety, and Electrical Supply Co., Inc., and Vanwell Electronics, Inc. are corporations duly organized, validly existing and in good standing under the laws of New Jersey and have the corporate power and are duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of their properties and assets and to carry on their business in all material respects as it is now being conducted.

The Company specializes in the distribution, sale, installation and maintenance of fire and security equipment and systems that include fire detection, video surveillance, and burglar alarm equipment. There are two divisions with similar product availability from distinct manufacturers. This affords the opportunity to provide a wide array of specified equipment with the flexibility to offer cost effective alternates when appropriate. Meadowlands represents a wide range of manufacturers and carries a full line of related electrical hardware for electrical contractors. Vanwell distributes a sole source manufacturer and additionally provides technicians and maintenance staff: Both divisions have capabilities in low voltage system engineering. The products encompass complete lines of fire, CCTV (closed circuit TV), communications and PA (public address) systems; services include maintenance contracts, monitoring services and system engineering.

The non-service customer base is comprised of electrical contractors, alarm installers with a lesser percentage of revenue derived from sales to commercial and industrial businesses. The service and maintenance business deals directly with non-residential end users. There are approximately 205 active customers located in the NY/NJ/PA tri-state area, some of which are on annual contracts that generate recurring revenue. The industry as a whole has been expanding as a result of stricter fire codes and prevalent security/terrorism concerns.

The Company is housed in a 6,000 square foot location in New Jersey. Daily operations of the two companies are handled by eleven full-time and one part-time employee in addition to the owners. All employees, other than maintenance staff, have been with the firm on a long-term basis. The business operates 5 days per week.

Products, Services & Vendors

The Company is a provider of fire, security, intercom, sound, nurse call and other related low voltage equipment.   The following represents the major product categories handled:

~ Fire and Security Alarms

~ Cameras and Monitors

~ Intercom and Sound

~ Clock Systems

~ Speaker Systems

~ Card Access

~ Cable, Wire

~ Lenses, Emergency Lights, Batteries

~ Recorders, Switchers

~ Transmission Equipment

Services provided include:

~ Engineering and Technical Support

~ Technicians to terminate, program and test equipment

~ Riser diagrams

~ General system maintenance

Contractual relationships are distributor agreements for pricing. There are numerous alternative vendors available without sacrificing quality; hence, there is no dependency on a particular vendor. There are good relations with all and management states that there are no known issues threatening vendor retention. Items are generally received within 3 to 10 days; therefore inventory levels are kept at manageable levels. 30-day terms are received from the suppliers.

Marketing for repeat and new business is facilitated by subscriptions to source guides for public and private bids, being listed on bid lists with many public agencies, telemarketing, reputation, and word-of-mouth referrals from satisfied customers. The Company website has generated minimal business and is structured to provide technical information and link customers to the manufacturer websites.

The customer base is primarily located in New Jersey, New York and Pennsylvania. There is no seasonality factor and revenues are steady throughout the year.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

The  Consolidated Financial Statements of Meadowlands Fire, Safety, and Electrical Supply Co., Inc. and Vanwell Electronics, Inc as of June 30, 2007 are filed as Exhibit 99.3 and Exhibit 99.4 to this current report and are incorporated herein by reference.

(d) EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
10.1	Stock Purchase Agreement between Secure System, Inc. and Keith Kesheneff and Kathryn Kesheneff*
10.2	Convertible Promissory Note*
10.3	Stock Pledge and Escrow Agreement*
10.4	Corporate Guaranty*
99.1	Financial Statements for the Year Ended December 31, 2006 for Meadowlands Fire, Safety, and Electrical Supply Co., Inc.*
99.2	Financial Statements for the Year Ended December 31, 2006 for Vanwell Electronics, Inc.*
99.3	Financial Statements for the Six Months Ended June 30, 2007 for Meadowlands Fire, Safety, and Electrical Supply Co., Inc.
99.4	Financial Statements for the Six Months Ended June 30, 2007 for Vanwell Electronics, Inc.

*   Filed as an exhibit to the Amendment No. 1 to Form 8K filed with the SEC on July 10, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Somerset International Group, Inc.

Dated: September 6, 2007	By:	/s/ John X. Adiletta
JOHN X. ADILETTA
President

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